FOR IMMEDIATE RELEASE

CONTACTS:

Charles Ramey, CEO	Donald C. Weinberger
US Dataworks, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
Tel. (281) 504-8100	Tel. (212) 370-4500 Fax (212) 370-4505

US DATAWORKS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2010 FINANCIAL RESULTS

- Management to Host Conference Call Today at 11:00 am EDT -

Houston, TX – June 29, 2010 -- US Dataworks, Inc. (OTC BB: UDWK), a leading developer of payment processing solutions, today announced its financial results for its fourth quarter and fiscal year ended March 31, 2010.

Revenue for the quarter ended March 31, 2010 was $2,169,189, representing a 14.3% increase over revenue of $1,897,190 for the prior year period.  Income from operations for the quarter ended March 31, 2010 was $242,512, compared to $73,009 for the prior year period. Net income for the quarter ended March 31, 2010 was $85,379, or $0.00 per share, compared to a net loss of $181,221, or $(0.01) per share, for the prior year period.

Revenue for the fiscal year ended March 31, 2010 increased by 6.7% to $8,531,698, as compared to $7,996,987 for fiscal 2009.  Income from operations for the fiscal year ended March 31, 2010 was $922,968, compared to $679,979 for fiscal 2009.  Net loss for the year ended March 31, 2010 was $19,221, or $(0.00) per share, compared to a net loss of $2,021,453, or $(0.06) per share, for fiscal 2009.

Charles E. Ramey, Chairman and CEO of the Company stated, “We entered fiscal 2010 as a year of transition and began to benefit from certain initiatives toward the end the fiscal year, which concluded on a very positive note, and we anticipate that fiscal 2011 will build upon that momentum.  Specifically, we announced several new relationships, including with the Bankers Banks, which we expect to continue to expand during fiscal 2011. In addition, we introduced ClearHistory, a revolutionary payment history solution that can consolidate long-term storage of all payment transactions that we expect to continue to gain traction among our current customer base and in the marketplace. We see a clear value proposition for ClearHistory as it eliminates the need for traditional payment silos and can improve visibility within ones payments information.”

Note Regarding the Company’s Restatement of Financials and Prior Release of Unaudited Financial Results

As is more fully explained in the Company Annual Report on Form 10-K for the year ended March 31, 2010 (the “10-K”) that it will file with the SEC later today, the Company has restated its previously issued financial statements to correct an error that was identified involving the calculation of option expense for fiscal 2007, 2008 and 2009.  The restated financial statements can be found in Note 10 to the financial statements contained in the 10-K.

Also, as is more fully explained in the 10-K, the Company’s audited financial results for the quarter and year ended March 31, 2010 reported today differ from the preliminary unaudited financial results for the same periods previously reported in the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2010.  Specifically, the Company’s revenue, operating income and net income for the quarter and year ended March 31, 2010 was $812,998 less than previously reported and the Company’s stockholders’ equity at March 31, 2010 was $1,000,000 less than previously reported.  The reason for this difference was that subsequent to the pre-announcement of financial results, the Company concluded that it was not able to record the effect of certain transactions in the March 2010 quarter (the “March 2010 Transactions”) despite the fact that the underlying agreements had been entered into in March 2010.  The Company expects to be able to record the effect of the transactions in fiscal 2011.

Conference Call Information

Interested parties may participate in the call by dialing (877) 869-3847; international callers dial (201) 689-8261 about 5-10 minutes prior to 11:00 AM EDT.  The conference call will also be available on replay starting at 1:00 pm EDT on June 29, 2010, and ending on July 6, 2010.  For the replay, please dial (877) 660-6853 (replay account # 269, replay conference #353114).  The access number for the replay for international callers is (201) 612-7415 (replay account # 269, replay conference #353114).

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About US Dataworks

Payments automation solutions from US Dataworks help financial institutions, businesses and government entities deploy an enterprise payments and receivables infrastructure that processes and manages paper-based and electronic transactions more efficiently and with less risk.  Designed to complement an organization’s legacy systems and business processes, our enterprise payments solution delivers capabilities for payments processing, retail payments processing, check processing, payments decisioning, and returns management.  US Dataworks also offers a solution that consolidates the archive, management and reporting of any transaction type.  Our agile enterprise payments approach is particularly important as organizations migrate from traditional paper-based payment and billing processes towards electronic payments and straight-through processing.

For more information visit www.usdataworks.com.

Certain statements made in this press release (other than the historical information contained herein) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding fiscal 2011, statements regarding our expectation of continued growth, the benefits of our recent restructuring, the anticipated features and benefits of our new distribution payment capture solution, our vision for payment processing, our new solutions’ ability to provide a higher return on investment for our clients, our plans for future investment and expansion, and any implications that the statistical performance cited herein will repeat itself in the future.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations), our ability to repay or refinance our debt, our failure to make the anticipated investments, our failure to repeat the statistical performance of prior periods, our inability to record the March 2010 Transactions in fiscal 2011 and other risks detailed from time to time in the SEC reports of US Dataworks, Inc., including its Annual Report on Form 10-K for the year ended March 31, 2010.  These forward-looking statements speak only as of the date hereof. US Dataworks, Inc. disclaims any obligation to update these forward-looking statements.
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US DATAWORKS, INC.
Balance Sheet Analysis
For the year ended March 31, 2010

ASSETS	March 31,
2010
Current assets
Cash and cash equivalents	$444,542
Accounts receivable, trade	1,059,825
Prepaid expenses and other current assets	307,653
Total current assets	1,812,020

Property and equipment,net	169,796
Goodwill, net	4,020,698
Other assets	90,835

Total assets	$6,093,349

LIABILITIES AND SHAREHOLDERS EQUITY

Current liabilities
Current portion of notes payable	$350,972
Deferred revenue	181,330
Accounts payable	235,077
Accrued expenses	246,558
Accrued Interest - Related Party	30,162
Total current liabilities	1,044,099

Long term note payable	638,889
Long term Note Payable - Related Party, net unamortized discount of $543,736	2,548,509
Total long term liabilities	3,187,398
Total liabilities	4,231,497

Shareholders' equity
Convertible series B preferred stock, 0001 par	11
Common Stock. 0001 par	3,310
Additional paid in capital	66,369,315
Accumulated deficit	(64,510,784)
Total shareholders' equity	1,861,852

Total liabilities and shareholders' equity	$6,093,349

US DATAWORKS, INC.
INCOME STATEMENT DATA
For the periods ended Mar 31, 2010 and 2009

	Qtr. Ended	Qtr. Ended	YTD	YTD
	Mar 2010	Mar 2009	Mar 2010	Mar 2009
Revenues
Software licensing revenues	$600,000	$179,423	$630,977	$245,931
Software transactional revenues, net	470,827	557,118	2,025,794	2,158,409
Software maintenance revenues	190,222	225,914	819,897	892,171
Software service revenues	908,140	934,735	5,055,030	4,700,476
	2,169,189	1,897,190	8,531,698	7,996,987

Cost of sales	727,026	746,821	2,822,679	2,885,383
Gross profit	1,442,163	1,150,369	5,709,019	5,111,604
Gross profit margin	66.5%	60.6%	66.9%	63.9%

Operating Expenses
Research and development	242,370	212,983	886,556	841,577
Sales and marketing	227,049	144,240	947,201	601,340
General and administrative	698,633	675,672	2,803,220	2,801,265
Depreciation and amortization	31,599	44,465	149,074	187,443
	1,199,651	1,077,360	4,786,051	4,431,625

Income from operations	242,512	73,009	922,968	679,979
Net operating income margin	11.2%	3.8%	10.8%	8.5%

Other income (expense)
Financing costs	(24,280)	(18,518)	(242,175)	(348,210)
Interest expense	(11,856)	(109,601)	(178,411)	(2,712,621)
Interest expense - related parties	(121,104)	(126,111)	(521,844)	(333,137)
Gain/Loss on Derivatives	-	-	-	621,281
Other income (expense)	107	-	241	71,255
	(157,133)	(254,230)	(942,189)	(2,701,432)

Income/(Loss) before provision for income taxes	85,379	(181,221)	(19,221)	(2,021,453)

Net Income/(Loss)	$85,379	$(181,221)	$(19,221)	$(2,021,453)

Basic and diluted gain/(loss) per share	$0.00	$(0.01)	$(0.00)	$(0.06)

Basic and diluted weighted avg. shares out.	33,175,993	32,698,517	32,938,983	32,444,764

US DATAWORKS, INC.
INCOME STATEMENT DATA
Non GAAP Reconciliations For the periods ended Mar 31, 2010 and 2009

	2010	2009
Reconciliation of Adjusted EBITDA (See Note 1)
Net Income	$(19,220)	$(2,021,453)
Depreciation and Amortization (incl. loss on disposal of assets)	149,074	187,443
Stock Based compensation expense	253,991	321,967
Other (income) expense	942,189	2,701,432
Adjusted Ebitda (See Note 1)	$1,326,034	$1,189,389
Reconciliation of EBITDA margin
Revenue	$8,531,698	$7,996,987
Adjusted EBITDA	$1,326,034	$1,189,389
Margin %	16%	15%

Notes:
1
Adjusted EBITDA is a non‐GAAP measure we define as earnings before interest, taxes, depreciation and  amortization, and equity compensation expense. We use Adjusted EBITDA as a supplemental financial measure  to assess (i) our operating and financial performance without regard to the structure of our financing or the   historical cost basis in our assets and (ii) our ability to generate cash flow to cover our interest payments.   Adjusted EBITDA has limitations as an analytical tool and should not be used as a substitute for financial  measures presented in accordance with GAAP, including net income, operating income and cash flow from  operating activities. Such limitations include the fact that Adjusted EBITDA does not reflect (i) cash requirements  to service interest and principal payments on our debt, (ii) capital expenditure requirements or (iii) income tax  payment requirements and income tax accruals. In addition, companies in our industry may define Adjusted  EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.

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